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                                                                   EXHIBIT 10.14


                      AMENDMENT TO STOCK PURCHASE AGREEMENT


         This First Amendment (this "First Amendment"), by and among GAINSCO, INC., a Texas corporation ("Buyer"), Herbert A. Hill ("Hill"), Alan E. Heidt ("Heidt" and together with Hill, the "Sellers") and Tri-State, Ltd., a North Dakota corporation ("TSL"), is made as of May 16, 2000.

                                    RECITALS:

         WHEREAS, the parties have entered into that certain Stock Purchase Agreement dated November 17, 1999 (the "Stock Purchase Agreement"), pursuant to which Buyer purchased from Sellers all of the outstanding capital stock of TSL; and

         WHEREAS, the parties desire to amend the Stock Purchase Agreement to provide that the definition of "Integration Date", set forth in Section 2.3(a) of the Stock Purchase Agreement, be amended and restated in its entirety as set forth below.

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements set forth and for other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties agree that the Stock Purchase Agreement shall be amended as follows:

         The definition of "Integration Date" set forth in Section 2.3(a) is hereby amended and restated in its entirety as follows:

         "Integration Date" means the first day of the calendar month following the calendar month during which Buyer's Lalande Group electronic data processing systems have been functional for the entire calendar month in producing and processing all of the nonstandard private passenger automobile business for TSL in the states of North Dakota, South Dakota and Minnesota for the private passenger automobile programs of Midwest Casualty Insurance Company and Clarendon National Insurance Company currently in place in those states."

         Except as amended hereby, the Stock Purchase Agreement is hereby confirmed and ratified in all respects.



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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first written above.


                                 SELLERS

                                 -----------------------------------------------
                                 Herbert A. Hill



                                 -----------------------------------------------
                                 Alan E. Heidt




                                 TRI-STATE, LTD.



                                 By:
                                    --------------------------------------------
                                    Name:  Herbert A. Hill
                                    Title: President



                                 GAINSCO, INC.



                                 By:
                                    ---------------------------------
                                    Name:  Glenn W. Anderson
                                    Title: President and Chief Executive Officer




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